Exhibit 99.1

FULTON FINANCIAL
CORPORATION
FOR IMMEDIATE RELEASE
Media Contact: Lacey Dean (717) 735-8688
Investor Contact: Rick Kraemer (717) 327-2567

Fulton Financial Corporation Announces Second Quarter 2026 Results

(July 22, 2026) – Lancaster, PA – Fulton Financial Corporation (NASDAQ: FULT) (“Fulton” or the “Corporation”) reported net income available to common shareholders of $99.9 million, or $0.52 per diluted share, for the second quarter of 2026, an increase of $7.7 million, or $0.01 per diluted share, in comparison to the first quarter of 2026. Operating net income available to common shareholders for the three months ended June 30, 2026 was $115.9 million(1), or $0.60 per diluted share(1), an increase of $16.2 million, or $0.05 per diluted share, in comparison to the first quarter of 2026.

Net income available to common shareholders for the six months ended June 30, 2026 was $192.1 million, or $1.02 per diluted share, an increase of $5.0 million, and unchanged on a per diluted share basis, in comparison to the six months ended June 30, 2025. Operating net income available to common shareholders for the six months ended June 30, 2026, was $215.5 million(1), or $1.15 per diluted share(1), an increase of $19.4 million, or $0.08 per diluted share, in comparison to the six months ended June 30, 2025.

"During the quarter, we achieved record financial results and successfully completed the acquisition of Blue Foundry Bancorp," said Curtis J. Myers, Fulton Chairman, CEO, and President. "With the successful integration of Blue Foundry Bank already occurring earlier this month, we are well positioned to deepen existing relationships and drive growth in this expanded footprint. Our ongoing strong performance is due to high demand for our community banking approach and the commitment of our dedicated team members to making banking personal. Our sustained focus on executing our strategic priorities is creating long-term value for our shareholders."

Blue Foundry Bancorp Transaction(2)

•On April 1, 2026, the Corporation completed its acquisition of Blue Foundry Bancorp and Blue Foundry Bank became a wholly owned subsidiary of the Corporation. On July 11, 2026, Blue Foundry Bank merged with and into Fulton Bank.

•As a result of the Blue Foundry Bancorp Transaction, the Corporation acquired total assets with preliminary fair values of approximately $2.1 billion including total loans with a preliminary fair value of approximately $1.6 billion and investments with a fair value of $226.5 million. The

Corporation assumed total liabilities with a fair value of $1.8 billion including total deposits with a fair value of $1.5 billion and borrowings with a fair value of $276.0 million.

Financial Highlights

Second quarter of 2026 operating results of $0.60 per diluted share(1) were impacted by the following items:

•Net interest margin remained solid at 3.60%, representing a two basis point increase from the prior quarter.

•Non-interest income increased $9.5 million to $79.3 million compared to $69.8 million in the prior quarter.

•Non-interest expense increased $30.7 million to $231.0 million compared to $200.3 million in the prior quarter. Operating non-interest expense increased $19.9 million to $210.6 million(1) compared to $190.7 million in the prior quarter.

•Provision for credit losses was $4.9 million resulting in an allowance for credit losses attributable to net loans of $382.6 million, or 1.48% of total net loans as of June 30, 2026. The initial allowance for credit losses on loans acquired in the Blue Foundry Bancorp Transaction was $31.0 million.

•Common equity tier 1 capital ratio(3) increased to approximately 12.1% compared to 11.9% in the prior quarter.

•During the second quarter of 2026, 525,000 shares of the Corporation's common stock were repurchased under the 2026 Repurchase Program(4) at a cost of $11.1 million or an average of $21.19 per share. As of June 30, 2026, the Corporation repurchased $35.6 million of common stock under the 2026 Repurchase Program.

The following items highlight notable changes in the components of net income in the second quarter of 2026 compared to the first quarter of 2026:

•Net interest income increased $22.2 million to $284.3 million driven by a $17.5 million increase attributable to the Blue Foundry Bancorp Transaction. A $32.6 million increase in interest income on net loans, a $2.9 million increase in interest income on investment securities and a $2.6 million increase in interest income in other interest-earning assets were partially offset by a $10.9 million increase in interest expense on deposits and a $4.9 million increase in interest expense on borrowings and other interest-bearing liabilities. Purchase loan mark accretion from loans acquired in the Republic Transaction(5) was $9.9 million in the second quarter of 2026 compared to $10.3 million in the prior quarter. Purchase loan mark accretion from loans acquired in the Blue

Foundry Bancorp Transaction was $5.2 million in the second quarter of 2026. Interest expense on borrowings and other interest-bearing liabilities included approximately $2.4 million from the Corporation’s $195.0 million aggregate principal amount of outstanding 3.250% Fixed-to-Floating Rate Subordinated Notes due 2030 that were redeemed on June 15, 2026.

•Non-interest income before investment securities gains (losses) was $79.3 million compared to $69.8 million in the prior quarter. The $9.5 million increase was primarily attributable to a $7.3 million increase in income from equity method investments, reflected in other income, that included $6.9 million of income recognized from an equity method investment that was sold during the quarter. Compared to the prior quarter, mortgage banking income increased by $1.0 million.

•Non-interest expense was $231.0 million compared to $200.3 million in the prior quarter. The $30.7 million increase was primarily due to an $11.2 million increase in acquisition-related expenses and a $10.3 million increase in salaries and employee benefits expense driven by a $6.2 million increase as a result of the Blue Foundry Bancorp Transaction and a $3.5 million increase in incentive compensation expense. Increases of $2.2 million and $1.8 million in other outside services expense and data processing and software expense, respectively, were primarily driven by the Blue Foundry Bancorp Transaction. Other non-interest expense for the second quarter of 2026 included a $2.1 million charge incurred related to merging two employee pension plans and $0.8 million of debt extinguishment costs.

Balance Sheet Summary

•Total net loans increased $1.7 billion to $25.9 billion compared to $24.3 billion as of March 31, 2026. The increase was primarily due to a $1.6 billion increase in loans, based on preliminary fair values, as a result of the Blue Foundry Bancorp Transaction. Excluding the Blue Foundry Bancorp Transaction, net loans increased $102.6 million with an increase of $206.9 million in consumer loans(6), partially offset by a decrease of $104.3 million in commercial loans(6).

•Deposits totaled $28.3 billion, a $1.5 billion increase compared to $26.8 billion as of March 31, 2026. The increase was primarily due to a $1.2 billion increase in deposits as a result of the Blue Foundry Bancorp Transaction. Excluding the Blue Foundry Bancorp Transaction, net deposits increased $249.2 million due to increases of $257.4 million in brokered deposits, $189.4 million in savings deposits and $76.4 million in time deposits, partially offset by decreases of $155.6 million in interest-bearing demand deposits and $118.5 million in noninterest-bearing demand deposits.

•On May 5, 2026, the Corporation issued $300.0 million aggregate principal amount of 5.950% Fixed-to-Floating Rate Subordinated Notes due 2036. On June 15, 2026, the Corporation redeemed $195.0 million aggregate principal amount of outstanding 3.250% Fixed-to-Floating Rate Subordinated Notes due 2030.

Provision for Credit Losses and Asset Quality

•The provision for credit losses totaled $4.9 million in the second quarter of 2026 compared to $14.4 million in the first quarter of 2026.

•The allowance for credit losses attributable to net loans was $382.6 million, or 1.48% of total net loans as of June 30, 2026, compared to $367.5 million, or 1.51% of total net loans as of March 31, 2026. The increase was largely due to a $28.7 million increase in the allowance for credit losses as a result of the Blue Foundry Bancorp Transaction.

•Non-performing assets were $187.1 million, or 0.54% of total assets, as of June 30, 2026, in comparison to $177.5 million, or 0.55% of total assets, as of March 31, 2026. Non-performing assets include $16.4 million from the Blue Foundry Bancorp Transaction.

•Annualized net charge-offs for the second quarter of 2026 were 0.34% of total average loans in comparison to 0.25% in the prior quarter.

Additional information on Fulton is available at www.fultonbank.com.
(1) Financial measure derived by methods other than generally accepted accounting principles ("GAAP"). Refer to the calculation on the page titled "Reconciliation of Non-GAAP Measures" at the end of the press release.
(2) On April 1, 2026, the Corporation completed its previously announced acquisition of Blue Foundry Bancorp (the "Blue Foundry Bancorp Transaction"). Following the Blue Foundry Bancorp Transaction, Blue Foundry Bank, a New Jersey-chartered stock savings bank and wholly owned subsidiary of Blue Foundry Bancorp, operated as a separate, wholly owned subsidiary of the Corporation until Blue Foundry Bank merged with and into the Corporation's wholly owned subsidiary Fulton Bank, National Association ("Fulton Bank") on July 11, 2026, with Fulton Bank continuing as the surviving bank.
(3) Regulatory capital ratios as of June 30, 2026 are preliminary estimates and prior periods are actual.
(4) The 2026 Repurchase Program represents the authorization, commencing on January 1, 2026 and expiring on January 31, 2027, to repurchase up to $150 million, excluding fees, commissions, excise tax and other ancillary expenses, of the Corporation’s common stock. Under this authorization, up to $25 million of the $150 million authorization may be used to repurchase the Corporation’s preferred stock, outstanding subordinated notes due 2030 or outstanding subordinated notes due 2035. As permitted by securities laws and other legal requirements and subject to market conditions and other factors, purchases may be made from time to time under the 2026 Repurchase Program in open market or privately negotiated transactions, including without limitation, through accelerated share repurchase transactions. The 2026 Repurchase Program may be discontinued at any time.

(5) On April 26, 2024, Fulton Bank acquired substantially all of the assets and assumed substantially all of the deposits and certain liabilities of Republic First Bank, doing business as Republic Bank ("Republic Bank"), from the Federal Deposit Insurance Corporation (the "FDIC"), as receiver for Republic Bank (the "Republic Transaction"), pursuant to the terms of the Purchase and Assumption Agreement - Whole Bank, All Deposits, effective as of April 26, 2024 among the FDIC, as receiver of Republic Bank, the FDIC and Fulton Bank.

(6) Commercial loans, excluding those acquired in the Blue Foundry Bancorp Transaction, include decreases of $54.9 million in commercial and industrial loans, $29.7 million in commercial construction loans, reflected in real estate - construction, $18.8 million in real estate - commercial mortgage loans and $1.0 million in leases and other loans. Consumer loans, excluding those acquired in the Blue Foundry Bancorp Transaction, include increases of $132.3 million in real estate - residential mortgage loans, $48.7 million in real estate - home equity loans, $20.9 million in residential construction loans, reflected in real estate - construction and $5.0 million in consumer loans.

Note: Some numbers contained in this document may not sum due to rounding.

Forward-Looking Statements

This press release may contain forward-looking statements with respect to the Corporation’s financial condition, results of operations and business. Forward-looking statements are any statement that does not relate to historical or current facts and can be identified by the use of words such as "may," "should," "will," "could," "estimates," "predicts," "potential," "continue," "anticipates," "believes," "plans," "expects," "future," "intends," “projects,” the negative of these terms and other comparable terminology. These forward-looking statements may include projections of, or guidance on, the Corporation’s future financial performance, expected levels of future expenses, including future credit losses, anticipated growth strategies, descriptions of new business initiatives and anticipated trends in the Corporation’s business or financial results.

Forward-looking statements are neither historical facts, nor assurance of future performance. Instead, the statements are based on current beliefs, expectations and assumptions regarding the future of the Corporation’s business, plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Corporation’s control, and actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not unduly rely on any of these forward-looking statements. Any forward-looking statement is based only on information currently available and speaks only as of the date when made. The Corporation undertakes no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Numerous factors could cause the Corporation's actual results to differ materially from those described in the forward-looking statements, including, but not limited to, the following: the impact of adverse conditions in the economy and financial markets; trade policies and the imposition of tariffs and retaliatory tariffs; the impacts of events affecting the financial services industry; the effects of actions by the federal government, including those of the Board of Governors of the Federal Reserve System and other government agencies, that impact the money supply and market interest rates; the effects of market interest rates and the relative balances of interest rate-sensitive assets to interest rate-sensitive liabilities on net interest margin and net interest income; the composition of the Corporation's loan portfolio and potential exposure to increased credit risk; the effects of changes in interest rates; investment securities gains and losses, including declines in the fair value of securities; disruptions in liquidity markets; capital and liquidity strategies; the Corporation's ability to generate capital internally or raise capital on favorable terms; the effects of competition; possible goodwill impairment charges; the impact of operational risks; the loss of, or failure to safeguard, confidential or proprietary information; the Corporation's failure to identify and promptly address cybersecurity risks; the impact of failures of the Corporation's third-party vendors to perform in accordance with contractual arrangements; the effects of concerns about other financial institutions on the Corporation; potential losses in connection with repurchase and indemnification payments related to sold loans; the effects of climate change on the Corporation's business and results of operations; the effects of increases in non-performing assets; the determination of the allowance for credit losses; the effects of the extensive level of regulation and supervision to which the Corporation and Fulton Bank are subject; changes in law, regulation and government policy; the continuing impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act; potential negative consequences resulting from regulatory violations, investigations and examinations; the effects of adverse outcomes in litigation and governmental or administrative proceedings; the effects of changes in U.S. federal, state or local tax laws; the effects of the significant amounts of time and expense associated with regulatory compliance and risk management; the Corporation's ability to realize anticipated reductions in non-interest expense and increases in revenue from strategic initiatives implemented from time to time; risks related to the acquisition of Blue Foundry Bancorp; completed and potential future acquisitions may affect costs and the Corporation may not be able to successfully integrate the acquired business or realize the anticipated benefits from such acquisitions; geopolitical conditions, including acts or threats of terrorism, actions taken by the United States or other governments in response to acts or threats of terrorism, military conflicts, wars and other international hostilities; public health crises and pandemics; the Corporation's ability to achieve its growth plans; the Corporation's ability to attract and retain talented personnel; the effects of competition from financial service companies and other companies offering bank services; the Corporation's ability to keep pace with technological changes; the Corporation's reliance on its subsidiaries for substantially all of its revenues; and the effects of negative publicity on the Corporation's reputation. For additional information about factors that could cause actual results to differ materially from those described in forward-looking statements, refer to the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2025, Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 and other current and periodic reports, which have been, or will be, filed with the Securities and Exchange Commission (the "SEC") and are, or will be, available in the Investor Relations section of the Corporation's website (www.fultonbank.com) and on the SEC's website (www.sec.gov).

Non-GAAP Financial Measures

The Corporation uses certain financial measures in this press release that have been derived from methods other than GAAP. These non-GAAP financial measures are reconciled to the most comparable GAAP measures in tables at the end of this press release.

FULTON FINANCIAL CORPORATION
SUMMARY CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED)
(dollars in thousands, except per share and shares data)
	Three months ended
	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
	2026	2026	2025	2025	2025
Ending Balances
Investment securities(1)	$5,122,759	$4,861,967	$4,833,744	$5,045,270	$5,093,027
Net loans	25,934,293	24,266,345	24,144,884	24,041,489	24,012,539
Total assets	34,556,720	32,237,438	32,118,400	31,995,086	32,040,448
Deposits	28,250,342	26,768,335	26,589,407	26,332,490	26,138,067
Shareholders' equity	3,815,813	3,505,283	3,490,447	3,413,598	3,329,246

Average Balances
Investment securities(1)	4,983,015	4,785,276	4,921,669	5,025,072	5,084,371
Net loans	25,883,823	24,225,655	24,053,089	24,020,322	23,899,743
Total assets	34,193,608	31,999,228	32,013,163	31,924,038	31,901,574
Deposits	28,014,666	26,451,094	26,537,659	26,298,680	26,125,602
Shareholders' equity	3,788,421	3,543,911	3,464,539	3,361,368	3,304,015

Income Statement
Net interest income	284,252	262,023	266,042	264,198	254,921
Provision for credit losses	4,897	14,442	2,948	10,245	8,607
Non-interest income	79,306	69,841	69,980	70,407	69,148
Non-interest expense	230,954	200,294	212,986	196,574	192,811
Income before taxes	127,707	117,128	120,088	127,786	122,651
Net income available to common shareholders	99,852	92,199	96,408	97,892	96,636

Per Share
Net income available to common shareholders (basic)	$0.52	$0.51	$0.53	$0.54	$0.53
Net income available to common shareholders (diluted)	$0.52	$0.51	$0.53	$0.53	$0.53
Operating net income available to common shareholders(2)	$0.60	$0.55	$0.55	$0.55	$0.55
Cash dividends	$0.19	$0.19	$0.19	$0.18	$0.18
Common shareholders' equity	$18.92	$18.52	$18.33	$17.81	$17.20
Common shareholders' equity (tangible)(2)	$15.61	$15.12	$14.92	$14.39	$13.78
Weighted average shares (basic)	191,386	179,720	180,405	181,658	182,261
Weighted average shares (diluted)	192,997	181,655	182,197	183,349	183,813
(1) Includes related unrealized holding gains (losses) for available for sale ("AFS") securities.
(2) Non-GAAP financial measure. Refer to the calculation on the page titled “Reconciliation of Non-GAAP Measures” at the end of this press release.

	Three months ended
	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
	2026	2026	2025	2025	2025
Asset Quality
Net charge-offs to average loans (annualized)	0.34%	0.25%	0.24%	0.18%	0.20%
Non-performing loans to total net loans	0.70%	0.72%	0.76%	0.83%	0.89%
Non-performing assets to total assets	0.54%	0.55%	0.58%	0.63%	0.67%
ACL - loans(1) to total loans	1.48%	1.51%	1.51%	1.57%	1.57%
ACL - loans(1) to non-performing loans	211%	209%	198%	189%	177%

Profitability
Return on average assets	1.20%	1.20%	1.23%	1.25%	1.25%
Operating return on average assets(2)	1.39%	1.30%	1.27%	1.29%	1.30%
Return on average common shareholders' equity	11.14%	11.16%	11.69%	12.26%	12.46%
Operating return on average common shareholders' equity (tangible)(2)	15.71%	14.76%	14.86%	15.79%	16.26%
Net interest margin	3.60%	3.58%	3.59%	3.57%	3.47%
Efficiency ratio(2)	57.3%	56.7%	60.0%	56.5%	57.1%
Non-interest expense to total average assets	2.71%	2.54%	2.64%	2.44%	2.42%
Operating non-interest expense to total average assets(2)	2.47%	2.42%	2.53%	2.38%	2.36%

Capital Ratios(3)
Tangible common equity ratio ("TCE")(2)	8.8%	8.6%	8.5%	8.3%	8.0%
Tier 1 leverage ratio	9.9%	9.9%	9.7%	9.6%	9.4%
Common equity Tier 1 capital ratio	12.1%	11.9%	11.8%	11.6%	11.3%
Tier 1 risk-based capital ratio	12.8%	12.7%	12.6%	12.4%	12.1%
Total risk-based capital ratio	15.9%	15.2%	15.2%	15.0%	14.7%

(1) "ACL - loans" relates to the allowance for credit losses ("ACL") specifically on "Net Loans" and does not include the ACL related to off-balance-sheet ("OBS") credit exposures.
(2) Non-GAAP financial measure. Refer to the calculation on the page titled "Reconciliation of Non-GAAP Measures" at the end of this press release.
(3) Regulatory capital ratios as of June 30, 2026 are preliminary estimates and prior periods are actual.

FULTON FINANCIAL CORPORATION
CONDENSED CONSOLIDATED ENDING BALANCE SHEETS (UNAUDITED)
(dollars in thousands)

	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
	2026	2026	2025	2025	2025
ASSETS
Cash and due from banks	$325,259	$311,796	$271,463	$307,267	$362,280
Other interest-earning assets	1,076,395	871,066	911,155	643,111	583,899
Loans held for sale	33,902	11,887	16,316	19,875	23,281
Investment securities	5,122,759	4,861,967	4,833,744	5,045,270	5,093,027
Net loans	25,934,293	24,266,345	24,144,884	24,041,489	24,012,539
Less: ACL - loans(1)	(382,580)	(367,489)	(364,462)	(376,258)	(377,337)
Loans, net	25,551,713	23,898,856	23,780,422	23,665,231	23,635,202
Net premises and equipment	186,184	168,941	175,240	178,644	184,290
Accrued interest receivable	121,220	112,083	113,698	114,003	117,130
Goodwill and intangible assets	633,485	607,647	612,996	618,361	623,729
Other assets	1,505,803	1,393,195	1,403,366	1,403,324	1,417,610
Total Assets	$34,556,720	$32,237,438	$32,118,400	$31,995,086	$32,040,448
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits	$28,250,342	$26,768,335	$26,589,407	$26,332,490	$26,138,067
Borrowings	1,713,976	1,252,579	1,297,375	1,471,961	1,773,900
Other liabilities	776,589	711,241	741,171	777,037	799,235
Total Liabilities	30,740,907	28,732,155	28,627,953	28,581,488	28,711,202
Shareholders' equity	3,815,813	3,505,283	3,490,447	3,413,598	3,329,246
Total Liabilities and Shareholders' Equity	$34,556,720	$32,237,438	$32,118,400	$31,995,086	$32,040,448

LOANS, DEPOSITS AND BORROWINGS DETAIL:
Loans, by type:
Real estate - commercial mortgage	$10,914,813	$9,985,368	$9,820,944	$9,734,156	$9,678,038
Commercial and industrial	4,559,732	4,494,031	4,539,060	4,437,905	4,541,765
Real estate - residential mortgage	7,250,949	6,735,338	6,669,993	6,617,017	6,511,687
Real estate - home equity	1,336,068	1,253,192	1,242,831	1,214,399	1,193,410
Real estate - construction	946,654	876,498	970,298	1,134,748	1,155,099
Consumer	570,093	565,041	564,349	566,291	583,949
Leases and other loans(2)	355,984	356,877	337,409	336,973	348,591
Total Net Loans	$25,934,293	$24,266,345	$24,144,884	$24,041,489	$24,012,539
Deposits, by type:
Noninterest-bearing demand	$5,245,586	$5,334,920	$5,256,096	$5,136,210	$5,337,771
Interest-bearing demand	8,146,057	7,823,683	7,970,188	8,035,393	7,593,083
Savings	9,277,215	8,875,256	8,512,829	8,417,678	8,271,925
Total demand and savings	22,668,858	22,033,859	21,739,113	21,589,281	21,202,779
Brokered	975,204	715,850	855,042	709,667	817,398
Time	4,606,280	4,018,626	3,995,252	4,033,542	4,117,890
Total Deposits	$28,250,342	$26,768,335	$26,589,407	$26,332,490	$26,138,067
Borrowings, by type:
Federal Home Loan Bank advances	$552,500	$200,000	$250,000	$450,000	$800,000
Senior debt and subordinated debt	469,668	367,720	367,637	367,557	367,476
Other borrowings	691,808	684,859	679,738	654,404	606,424
Total Borrowings	$1,713,976	$1,252,579	$1,297,375	$1,471,961	$1,773,900

(1) "ACL - loans" relates to the ACL specifically on "Net Loans" and does not include the ACL related to OBS credit exposures.
(2) Includes equipment lease financing, overdraft and net origination fees and costs.

FULTON FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(dollars in thousands, except per share and share data)
	Three months ended					Six months ended
	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30	Jun 30
	2026	2026	2025	2025	2025	2026	2025
Net Interest Income:
Interest income	$428,154	$390,056	$403,416	$411,006	$402,761	$818,210	$802,452
Interest expense	143,902	128,033	137,374	146,808	147,840	271,935	296,345
Net Interest Income	284,252	262,023	266,042	264,198	254,921	546,275	506,107
Provision for credit losses	4,897	14,442	2,948	10,245	8,607	19,339	22,505
Net Interest Income after Provision	279,355	247,581	263,094	253,953	246,314	526,936	483,602
Non-Interest Income:
Wealth management	23,139	24,496	23,879	22,639	22,281	47,635	44,066
Commercial banking:
Merchant and card	7,496	6,343	6,847	7,327	7,376	13,839	13,967
Cash management	8,817	8,363	8,374	8,335	8,376	17,180	16,175
Capital markets	3,530	3,614	3,730	2,908	2,945	7,144	5,356
Other commercial banking	4,979	4,486	5,162	4,595	4,734	9,465	9,262
Total commercial banking	24,822	22,806	24,113	23,165	23,431	47,628	44,760
Consumer banking:
Card	8,596	7,887	8,366	8,246	7,958	16,483	15,502
Overdraft	3,858	3,798	4,109	4,153	3,817	7,656	7,112
Other consumer banking	2,891	2,491	2,967	2,775	2,753	5,382	4,982
Total consumer banking	15,345	14,176	15,442	15,174	14,528	29,521	27,596
Mortgage banking	4,938	3,955	3,636	3,711	3,991	8,893	7,130
Other	11,062	4,408	2,910	5,718	4,917	15,470	12,830
Non-interest income before investment securities (losses) gains	79,306	69,841	69,980	70,407	69,148	149,147	136,382
Investment securities (losses) gains, net	—	—	—	—	—	—	(2)
Total Non-Interest Income	79,306	69,841	69,980	70,407	69,148	149,147	136,380
Non-Interest Expense:
Salaries and employee benefits	120,184	109,917	121,632	111,265	107,123	230,101	210,649
Data processing and software	20,419	18,662	19,695	18,535	18,262	39,081	36,861
Net occupancy	17,841	18,229	17,554	15,954	16,410	36,070	34,617
Other outside services	14,999	12,750	13,105	12,951	12,009	27,749	23,846
Intangible amortization	5,910	5,349	5,365	5,368	5,460	11,260	11,729
FDIC insurance	4,430	4,249	4,540	5,089	4,951	8,679	10,549
Equipment	4,086	3,924	4,001	3,926	4,100	8,010	8,249
Marketing	2,818	2,331	1,694	2,470	2,604	5,149	5,124
Professional fees	2,342	2,239	2,088	2,320	2,163	4,581	1,085
Acquisition-related expenses	13,839	2,644	802	—	—	16,483	380
Other	24,086	20,000	22,510	18,696	19,729	44,085	39,181
Total Non-Interest Expense	230,954	200,294	212,986	196,574	192,811	431,248	382,270
Income Before Income Taxes	127,707	117,128	120,088	127,786	122,651	244,835	237,712
Income tax expense	25,293	22,367	21,118	27,332	23,453	47,660	45,527
Net Income	102,414	94,761	98,970	100,454	99,198	197,175	192,185
Preferred stock dividends	(2,562)	(2,562)	(2,562)	(2,562)	(2,562)	(5,124)	(5,124)
Net Income Available to Common Shareholders	$99,852	$92,199	$96,408	$97,892	$96,636	$192,051	$187,061

	Three months ended					Six months ended
	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30	Jun 30
	2026	2026	2025	2025	2025	2026	2025
PER SHARE:
Net income available to common shareholders:
Net income available to common shareholders (basic)	$0.52	$0.51	$0.53	$0.54	$0.53	$1.03	$1.03
Net income available to common shareholders (diluted)	$0.52	$0.51	$0.53	$0.53	$0.53	$1.02	$1.02
Cash dividends	$0.19	$0.19	$0.19	$0.18	$0.18	$0.38	$0.36

Weighted average shares (basic)	191,386	179,720	180,405	181,658	182,261	185,585	182,220
Weighted average shares (diluted)	192,997	181,655	182,197	183,349	183,813	187,377	183,999

FULTON FINANCIAL CORPORATION
CONDENSED CONSOLIDATED AVERAGE BALANCE SHEET ANALYSIS (UNAUDITED)
(dollars in thousands)
	Three months ended
	June 30, 2026			March 31, 2026			June 30, 2025
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest(1)	Rate	Balance	Interest(1)	Rate	Balance	Interest(1)	Rate
ASSETS

Interest-earning assets:
Net loans(2)	$25,883,823	$374,426	5.80%	$24,225,655	$341,843	5.70%	$23,899,742	$349,490	5.86%
Investment securities(3)	5,233,693	47,661	3.64%	5,001,079	44,771	3.58%	5,390,953	49,463	3.67%
Other interest-earning assets	997,586	10,377	4.17%	773,171	7,745	4.05%	682,075	8,197	4.82%
Total Interest-Earning Assets	32,115,102	432,464	5.40%	29,999,905	394,359	5.31%	29,972,770	407,150	5.44%

Noninterest-earning assets:
Cash and due from banks	310,904			300,074			277,880
Premises and equipment	189,791			173,203			186,989
Other assets	1,978,494			1,896,687			1,848,891
Less: ACL - loans(4)	(400,683)			(370,641)			(384,956)
Total Assets	$34,193,608			$31,999,228			$31,901,574

LIABILITIES AND SHAREHOLDERS' EQUITY

Interest-bearing liabilities:
Demand deposits	$8,279,932	$32,443	1.57%	$7,774,121	$29,036	1.51%	$7,800,881	$34,745	1.79%
Savings deposits	9,128,400	47,299	2.08%	8,684,478	44,663	2.09%	8,219,637	47,462	2.32%
Brokered deposits	887,546	8,589	3.88%	856,823	8,210	3.89%	688,957	7,495	4.36%
Time deposits	4,540,334	38,406	3.39%	4,015,644	33,896	3.42%	4,112,130	39,492	3.85%
Total Interest-Bearing Deposits	22,836,212	126,737	2.23%	21,331,066	115,805	2.20%	20,821,605	129,194	2.49%

Borrowings and other interest-bearing liabilities	1,744,871	17,165	3.95%	1,359,113	12,228	3.65%	1,756,246	18,646	4.26%
Total Interest-Bearing Liabilities	24,581,083	143,902	2.35%	22,690,179	128,033	2.29%	22,577,851	147,840	2.62%

Noninterest-bearing liabilities:
Demand deposits	5,178,454			5,120,028			5,303,997
Other liabilities	645,650			645,110			715,711
Total Liabilities	30,405,187			28,455,317			28,597,559
Total Deposits	28,014,666		1.81%	26,451,094		1.78%	26,125,602		1.98%
Total interest-bearing liabilities and non-interest bearing deposits (cost of funds)	29,759,537		1.94%	27,810,207		1.87%	27,881,848		2.13%

Shareholders' equity	3,788,421			3,543,911			3,304,015
Total Liabilities and Shareholders' Equity	$34,193,608			$31,999,228			$31,901,574

Net interest income/net interest margin (fully taxable equivalent)		288,562	3.60%		266,326	3.58%		259,310	3.47%
Tax equivalent adjustment		(4,310)			(4,303)			(4,389)
Net Interest Income		$284,252			$262,023			$254,921

(1) Presented on a fully taxable-equivalent basis using a 21% federal tax rate and statutory interest expense disallowances.
(2) Average balances include non-performing loans.
(3) Average balances include amortized historical cost for AFS securities; the related unrealized holding gains (losses) are included in other assets.
(4) ACL - loans relates to the ACL for net loans and does not include the ACL related to OBS credit exposures, which is included in other liabilities.

FULTON FINANCIAL CORPORATION
AVERAGE LOANS, DEPOSITS AND BORROWINGS DETAIL (UNAUDITED)
(dollars in thousands)
	Three months ended
	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
	2026	2026	2025	2025	2025
Loans, by type:
Real estate - commercial mortgage	$10,887,986	$9,930,713	$9,785,717	$9,721,395	$9,652,320
Commercial and industrial	4,602,800	4,522,694	4,473,522	4,494,662	4,530,085
Real estate - residential mortgage	7,189,941	6,696,646	6,646,318	6,560,413	6,448,443
Real estate - home equity	1,298,632	1,235,977	1,223,293	1,191,465	1,179,109
Real estate - construction	962,625	926,026	1,014,343	1,125,130	1,172,138
Consumer	592,106	576,852	577,136	590,658	599,505
Leases and other loans(1)	349,733	336,747	332,760	336,599	318,142
Total Net Loans	$25,883,823	$24,225,655	$24,053,089	$24,020,322	$23,899,742

Deposits, by type:
Noninterest-bearing demand	$5,178,454	$5,120,028	$5,243,390	$5,239,393	$5,303,997
Interest-bearing demand	8,279,932	7,774,121	7,984,980	7,876,227	7,800,881
Savings	9,128,400	8,684,478	8,519,075	8,391,379	8,219,637
Total demand and savings	22,586,786	21,578,627	21,747,445	21,506,999	21,324,515
Brokered	887,546	856,823	803,755	694,486	688,957
Time	4,540,334	4,015,644	3,986,459	4,097,195	4,112,130
Total Deposits	$28,014,666	$26,451,094	$26,537,659	$26,298,680	$26,125,602

Borrowings, by type:
Federal funds purchased	$—	$—	$54	$—	$1,099
Federal Home Loan Bank advances	475,983	221,039	237,880	484,022	712,198
Senior debt and subordinated debt	509,493	367,679	367,598	367,517	367,438
Other borrowings and other interest-bearing liabilities	759,395	770,395	740,305	713,456	675,511
Total Borrowings	$1,744,871	$1,359,113	$1,345,837	$1,564,995	$1,756,246

(1) Includes equipment lease financing, overdraft and net origination fees and costs.

FULTON FINANCIAL CORPORATION
CONDENSED CONSOLIDATED AVERAGE BALANCE SHEET ANALYSIS (UNAUDITED)
(dollars in thousands)
	Six months ended June 30,
	2026			2025
	Average		Yield/	Average		Yield/
	Balance	Interest(1)	Rate	Balance	Interest(1)	Rate
ASSETS

Interest-earning assets:
Net loans(2)	$25,059,319	$716,268	5.75%	$23,953,003	$697,115	5.86%
Investment securities(3)	5,118,030	92,432	3.61%	5,295,507	96,706	3.65%
Other interest-earning assets	885,999	18,122	4.12%	737,302	17,361	4.74%
Total Interest-Earning Assets	31,063,348	826,822	5.35%	29,985,812	811,182	5.44%

Noninterest-Earning assets:
Cash and due from banks	305,519			289,822
Premises and equipment	181,545			189,108
Other assets	1,937,815			1,856,900
Less: ACL - loans(4)	(385,745)			(385,241)
Total Assets	$33,102,482			$31,936,401

LIABILITIES AND SHAREHOLDERS' EQUITY

Interest-Bearing liabilities:
Demand deposits	$8,028,425	$61,480	1.54%	$7,777,364	$68,934	1.79%
Savings deposits	8,907,666	91,961	2.08%	8,134,377	92,563	2.29%
Brokered deposits	872,269	16,798	3.88%	796,243	17,533	4.44%
Time deposits	4,279,437	72,304	3.41%	4,081,913	81,055	4.00%
Total Interest-Bearing Deposits	22,087,797	242,543	2.21%	20,789,897	260,085	2.52%

Borrowings and other interest-bearing liabilities	1,553,057	29,392	3.82%	1,755,577	36,260	4.17%
Total Interest-Bearing Liabilities	23,640,854	271,935	2.32%	22,545,474	296,345	2.65%

Noninterest-Bearing liabilities:
Demand deposits	5,149,402			5,357,731
Other liabilities	645,385			753,988
Total Liabilities	29,435,641			28,657,193
Total Deposits	27,237,199		1.80%	26,147,628		2.01%
Total interest-bearing liabilities and non-interest bearing deposits (cost of funds)	28,790,256		1.90%	27,903,205		2.14%

Shareholders' equity	3,666,841			3,279,208
Total Liabilities and Shareholders' Equity	$33,102,482			$31,936,401

Net interest income/net interest margin (fully taxable equivalent)		554,887	3.59%		514,837	3.45%
Tax equivalent adjustment		(8,612)			(8,730)
Net Interest Income		$546,275			$506,107

(1) Presented on a fully taxable-equivalent basis using a 21% federal tax rate and statutory interest expense disallowances.
(2) Average balances include non-performing loans.
(3) Average balances include amortized historical cost for AFS; the related unrealized holding gains (losses) are included in other assets.
(4) ACL - loans relates to the ACL for net loans and does not include the ACL related to OBS credit exposures, which is included in other liabilities.

FULTON FINANCIAL CORPORATION
AVERAGE LOANS, DEPOSITS AND BORROWINGS DETAIL (UNAUDITED)
(dollars in thousands)

	Six months ended June 30,
	2026	2025
Loans, by type:
Real estate - commercial mortgage	$10,403,830	$9,653,793
Commercial and industrial	4,571,311	4,569,027
Real estate - residential mortgage	6,944,657	6,408,432
Real estate - home equity	1,267,478	1,169,961
Real estate - construction	944,248	1,233,770
Consumer	584,521	607,578
Leases and other loans(1)	343,274	310,442
Total Net Loans	$25,059,319	$23,953,003

Deposits, by type:
Noninterest-bearing demand	$5,149,402	$5,357,731
Interest-bearing demand	8,028,425	7,777,364
Savings	8,907,666	8,134,377
Total demand and savings	22,085,493	21,269,472
Brokered	872,269	796,243
Time	4,279,437	4,081,913
Total Deposits	$27,237,199	$26,147,628

Borrowings, by type:
Federal funds purchased	$—	$552
Federal Home Loan Bank advances	349,215	710,790
Senior debt and subordinated debt	438,978	367,398
Other borrowings and other interest-bearing liabilities	764,865	676,837
Total Borrowings	$1,553,058	$1,755,577

(1) Includes equipment lease financing, overdraft and net origination fees and costs.

FULTON FINANCIAL CORPORATION
ASSET QUALITY INFORMATION (UNAUDITED)
(dollars in thousands)
	Three months ended					Six months ended
	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30	Jun 30	Jun 30
	2026	2026	2025	2025	2025	2026	2025
Allowance for credit losses related to net loans:
Balance at beginning of period	$367,489	$364,462	$376,258	$377,337	$379,677	$364,462	$379,156

Initial allowance for credit losses on purchased loans	30,993	3,351	—	—	—	34,344	—
Loans charged off:
Real estate - commercial mortgage	(10,789)	(4,102)	(14,104)	(3,906)	(6,402)	(14,891)	(18,508)
Commercial and industrial	(12,015)	(10,545)	(5,295)	(5,847)	(5,780)	(22,560)	(9,645)
Real estate - residential mortgage	(121)	(391)	(58)	(394)	(258)	(512)	(601)
Consumer and home equity	(2,119)	(2,164)	(2,212)	(2,527)	(1,885)	(4,284)	(4,078)
Real estate - construction	—	—	—	(5,286)	(100)	—	(100)
Leases and other loans(1)	(966)	(1,116)	(1,140)	(1,479)	(1,491)	(2,081)	(3,018)
Total loans charged off	(26,010)	(18,318)	(22,809)	(19,439)	(15,916)	(44,328)	(35,950)
Recoveries of loans previously charged off:
Real estate - commercial mortgage	1,629	701	633	4,307	133	2,330	507
Commercial and industrial	1,280	740	6,592	3,205	2,628	2,020	8,580
Real estate - residential mortgage	197	72	230	33	203	268	377
Consumer and home equity	484	584	861	726	899	1,068	1,559
Real estate - construction	—	884	—	47	99	884	181
Leases and other loans(1)	404	429	146	192	240	834	441
Total recoveries of loans previously charged off	3,994	3,410	8,462	8,510	4,202	7,404	11,645
Net loans charged off	(22,016)	(14,908)	(14,347)	(10,929)	(11,714)	(36,924)	(24,305)
Provision for credit losses(2)	6,308	14,584	2,551	9,850	9,374	20,892	22,486
Other	(194)	—	—	—	—	(194)	—
Balance at end of period	$382,580	$367,489	$364,462	$376,258	$377,337	$382,580	$377,337
Net charge-offs to average loans(3)	0.34%	0.25%	0.24%	0.18%	0.20%	0.30%	0.20%

Provision for credit losses related to OBS Credit Exposures
Provision for credit losses(2)	$(1,411)	$(142)	$397	$395	$(767)	$(1,553)	$19

NON-PERFORMING ASSETS:
Non-accrual loans	$146,457	$142,035	$153,872	$150,137	$182,942
Loans 90 days past due and accruing	34,815	33,816	29,924	48,597	29,949
Total non-performing loans	181,272	175,851	183,796	198,734	212,891
Other real estate owned	5,791	1,648	1,365	2,305	2,706
Total non-performing assets	$187,063	$177,499	$185,161	$201,039	$215,597

NON-PERFORMING LOANS, BY TYPE:
Commercial and industrial	$39,466	$47,759	$47,756	$48,817	$45,565
Real estate - commercial mortgage	66,445	64,890	74,981	87,789	90,852
Real estate - residential mortgage	56,821	47,826	45,569	44,689	37,703
Consumer and home equity	12,387	12,339	11,875	12,658	11,109
Real estate - construction	6,135	3,000	2,267	3,461	25,602
Leases and other loans(2)	18	37	1,348	1,320	2,060
Total non-performing loans	$181,272	$175,851	$183,796	$198,734	$212,891

(1) Includes equipment lease financing, overdrafts and net origination fees and costs.
(2) The sum of these amounts are reflected in the provision for credit losses in the Condensed Consolidated Statements of Income.
(3) Quarterly results are annualized.

FULTON FINANCIAL CORPORATION
RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)
(dollars in thousands, except per share and share data)

Explanatory note:	This press release contains supplemental financial information, as detailed below, that has been derived by methods other than GAAP. The Corporation has presented these non-GAAP financial measures because it believes that these measures provide useful and comparative information to assess trends in the Corporation's results of operations and financial condition. Presentation of these non-GAAP financial measures is consistent with how the Corporation evaluates its performance internally and these non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the Corporation's industry. Management believes that these non-GAAP financial measures, in addition to GAAP measures, are also useful to investors to evaluate the Corporation's results. Investors should recognize that the Corporation's presentation of these non-GAAP financial measures might not be comparable to similarly titled measures of other companies. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures, and the Corporation strongly encourages a review of its condensed consolidated financial statements in their entirety. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measure follow:

	Three months ended
	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
	2026	2026	2025	2025	2025
Operating net income available to common shareholders
Net income available to common shareholders	$99,852	$92,199	$96,408	$97,892	$96,636
Less: Other (1)	—	—	(4,989)	(738)	(9)
Plus: Core deposit intangible amortization	5,816	5,255	5,255	5,255	5,346
Plus: Acquisition-related expense	13,839	2,644	802	—	—
Plus: FDIC special assessment	—	—	(95)	—	—
Plus: FultonFirst implementation and asset disposals	(189)	1,556	2,795	(207)	(270)
Plus: Debt extinguishment costs	787	—	—	—	—
Less: Tax impact of adjustments	(4,253)	(1,985)	(791)	(905)	(1,064)
Operating net income available to common shareholders (numerator)	$115,852	$99,669	$99,385	$101,297	$100,639

Weighted average shares (diluted) (denominator)	192,997	181,655	182,197	183,349	183,813

Operating net income available to common shareholders, per share (diluted)	$0.60	$0.55	$0.55	$0.55	$0.55

Common shareholders' equity (tangible), per share
Shareholders' equity	$3,815,813	$3,505,283	$3,490,447	$3,413,598	$3,329,246
Less: Preferred stock	(192,878)	(192,878)	(192,878)	(192,878)	(192,878)
Less: Goodwill and intangible assets	(633,485)	(607,647)	(612,996)	(618,361)	(623,729)
Tangible common shareholders' equity (numerator)	$2,989,450	$2,704,758	$2,684,573	$2,602,359	$2,512,639

Shares outstanding, end of period (denominator)	191,461	178,843	179,895	180,865	182,379

Common shareholders' equity (tangible), per share	$15.61	$15.12	$14.92	$14.39	$13.78

(1) Includes loan recovery adjustments of $5.0 million and $0.6 million in the fourth quarter of 2025 and the third quarter of 2025, respectively, reflected in the provision for credit losses related to a loan acquired in the Republic Transaction.

	Three months ended
	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
	2026	2026	2025	2025	2025
Operating return on average assets
Net income	$102,414	$94,761	$98,970	$100,454	$99,198
Less: Other (1)	—	—	(4,989)	(738)	(9)
Plus: Core deposit intangible amortization	5,816	5,255	5,255	5,255	5,346
Plus: Acquisition-related expense	13,839	2,644	802	—	—
Plus: FDIC special assessment	—	—	(95)	—	—
Plus: FultonFirst implementation and asset disposals	(189)	1,556	2,795	(207)	(270)
Plus: Debt extinguishment costs	787	—	—	—	—
Less: Tax impact of adjustments	(4,253)	(1,985)	(791)	(905)	(1,064)
Operating net income (numerator)	$118,414	$102,231	$101,947	$103,859	$103,201

Total average assets	$34,193,608	$31,999,228	$32,013,163	$31,924,038	$31,901,574
Less: Average net core deposit intangible	(66,665)	(54,629)	(60,726)	(65,999)	(71,282)
Total operating average assets (denominator)	$34,126,943	$31,944,599	$31,952,437	$31,858,039	$31,830,292

Operating return on average assets(2)	1.39%	1.30%	1.27%	1.29%	1.30%

Operating return on average common shareholders' equity (tangible)
Net income available to common shareholders	$99,852	$92,199	$96,408	$97,892	$96,636
Less: Other (1)	—	—	(4,989)	(738)	(9)
Plus: Intangible amortization	5,910	5,349	5,365	5,368	5,460
Plus: Acquisition-related expense	13,839	2,644	802	—	—
Plus: FDIC special assessment	—	—	(95)	—	—
Plus: FultonFirst implementation and asset disposals	(189)	1,556	2,795	(207)	(270)
Plus: Debt extinguishment costs	787	—	—	—	—
Less: Tax impact of adjustments	(4,273)	(2,005)	(814)	(929)	(1,088)
Adjusted net income available to common shareholders (numerator)	$115,926	$99,743	$99,472	$101,386	$100,729

Average shareholders' equity	$3,788,421	$3,543,911	$3,464,539	$3,361,368	$3,304,015
Less: Average preferred stock	(192,878)	(192,878)	(192,878)	(192,878)	(192,878)
Less: Average goodwill and intangible assets	(635,278)	(610,262)	(615,600)	(620,986)	(626,383)
Average tangible common shareholders' equity (denominator)	$2,960,265	$2,740,771	$2,656,061	$2,547,504	$2,484,754

Operating return on average common shareholders' equity (tangible)(2)	15.71%	14.76%	14.86%	15.79%	16.26%

Tangible common equity to tangible assets (TCE Ratio)
Shareholders' equity	$3,815,813	$3,505,283	$3,490,447	$3,413,598	$3,329,246
Less: Preferred stock	(192,878)	(192,878)	(192,878)	(192,878)	(192,878)
Less: Goodwill and intangible assets	(633,485)	(607,647)	(612,996)	(618,361)	(623,729)
Tangible common shareholders' equity (numerator)	$2,989,450	$2,704,758	$2,684,573	$2,602,359	$2,512,639

Total assets	$34,556,720	$32,237,438	$32,118,400	$31,995,086	$32,040,448
Less: Goodwill and intangible assets	(633,485)	(607,647)	(612,996)	(618,361)	(623,729)
Total tangible assets (denominator)	$33,923,235	$31,629,791	$31,505,404	$31,376,725	$31,416,719

Tangible common equity to tangible assets	8.81%	8.55%	8.52%	8.29%	8.00%

(1) Includes loan recovery adjustments of $5.0 million and $0.6 million in the fourth quarter of 2025 and the third quarter of 2025, respectively, reflected in the provision for credit losses related to a loan acquired in the Republic Transaction.

(2) Results are annualized.

	Three months ended
	Jun 30	Mar 31		Dec 31	Sep 30	Jun 30
	2026	2026		2025	2025	2025
Efficiency ratio
Non-interest expense	$230,954	$200,294		$212,986	$196,574	$192,811
Less: Acquisition-related expense	(13,839)	(2,644)		(802)	—	—
Less: FDIC special assessment	—	—		95	—	—
Less: FultonFirst implementation and asset disposals	189	(1,556)		(2,795)	207	270
Less: Debt extinguishment costs	(787)	—		—	—	—
Less: Intangible amortization	(5,910)	(5,349)		(5,365)	(5,368)	(5,460)
Operating non-interest expense (numerator)	$210,607	$190,745		$204,119	$191,413	$187,621

Net interest income	$284,252	$262,023		$266,042	$264,198	$254,921
Tax equivalent adjustment	4,310	4,303		4,416	4,436	4,389
Plus: Total non-interest income	79,306	69,841		69,980	70,407	69,148
Less: Other revenue	—	—		11	(138)	(9)
Plus: Investment securities (gains) losses, net	—	—		—	—	—
Total revenue (denominator)	$367,868	$336,167		$340,449	$338,903	$328,449

Efficiency ratio	57.3%	56.7%		60.0%	56.5%	57.1%

Operating non-interest expense to total average assets
Non-interest expense	$230,954	$200,294		$212,986	$196,574	$192,811
Less: Intangible amortization	(5,910)	(5,349)		(5,365)	(5,368)	(5,460)
Less: Acquisition-related expense	(13,839)	(2,644)		(802)	—	—
Less: FDIC special assessment	—	—		95	—	—
Less: FultonFirst implementation and asset disposals	189	(1,556)		(2,795)	207	270
Less: Debt extinguishment costs	(787)	—		—	—	—
Operating non-interest expense (numerator)	$210,607	$190,745		$204,119	$191,413	$187,621

Total average assets (denominator)	$34,193,608	$31,999,228		$32,013,163	$31,924,038	$31,901,574

Operating non-interest expenses to total average assets(1)	2.47%	2.42%		2.53%	2.38%	2.36%
(1) Results are annualized.

	Six months ended
	Jun 30	Jun 30
	2026	2025
Operating net income available to common shareholders
Net income available to common shareholders	$192,051	$187,061
Less: Other	—	(131)
Plus: Core deposit intangible amortization	11,070	11,501
Plus: Acquisition-related expense	16,483	380
Plus: FultonFirst implementation and asset disposals	1,367	(317)
Plus: Debt extinguishment costs	787	—
Less: Tax impact of adjustments	(6,238)	(2,401)
Operating net income available to common shareholders (numerator)	$215,520	$196,093	196,093

Weighted average shares (diluted) (denominator)	187,377	183,999

Operating net income available to common shareholders, per share (diluted)	$1.15	$1.07